     As filed with the Securities and Exchange Commission on October 8, 1999
                                                    Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT

                                    Under
                         The Securities Act of 1933

                                --------------

                              NETIQ CORPORATION
           (Exact name of Registrant as specified in its charter)

                               --------------

                Delaware                              77-0405505
        (State of incorporation)        (I.R.S. Employer Identification Number)

                            5410 Betsy Ross Drive
                        Santa Clara, California 95054
        (Address of principal executive offices, including zip code)

                               --------------

                    AMENDED AND RESTATED 1995 STOCK PLAN
                      1999 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                               --------------

                               Ching-Fa Hwang
                    President and Chief Executive Officer
                              NetIQ Corporation
                            5410 Betsy Ross Drive
                        Santa Clara, California 95054
                               (408) 330-7000
(Name, address and telephone number, including area code, of agent for service)

                               --------------

                                  Copy to:
                          Thomas C. DeFilipps, Esq.
                      Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                             650 Page Mill Road
                             Palo Alto, CA 94304
                               (650) 493-9300

=================================================================================================================
                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                        Proposed      Proposed
                                                                        Maximum        Maximum
                                                  Maximum Amount        Offering      Aggregate       Amount of
      Title of Securities to                          to be              Price        Offering       Registration
          be Registered                            Registered(1)       Per Share       Price             Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
 To be issued under Amended and
   Restated 1995 Stock Plan......................  3,928,114 shares        $12.22(2)  $48,001,587.23   $13,344.44
 To be issued under 1999 Employee
   Stock Purchase Plan...........................    500,000 shares        $11.05(3)  $ 5,525,000.00   $ 1,535.95
   TOTAL                                           4,428,114 shares                   $53,526,587.23   $14,880.39
=================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of $3.7724 per share covering 2,483,961 outstanding options and the estimated exercise price of $26.75 covering 1,444,153 authorized but unissued shares under our Amended and Restated 1995 Stock Plan. The estimated exercise price of $26.75 per share was computed in accordance with Rule 457(c) by averaging the high and low prices of a share of NetIQ common stock as reported by the Nasdaq National Market on October 5, 1999.
(3) The exercise price of $11.05 per share, computed in accordance with Rule 457(h) under the Securities Act, is 85% of the closing price of a share of NetIQ common stock as reported by the Nasdaq National Market on July 30, 1999, the current enrollment date. Pursuant to Section 2(n) of the 1999 Employee Stock Purchase Plan (attached as Exhibit 10.4A hereto), shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC.

     (1) Our Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

     (2) The description of our common stock contained in the Registration Statement on Form 8-A filed July 19, 1999 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by NetIQ pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of our Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

     Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

  Exhibit
   Number                               Description
------------    --------------------------------------------------------------
5.1             Opinion of counsel as to legality of securities being
                registered.
10.3A*          Amended and Restated 1995 Stock Plan
10.3B*          Form of Option Agreement under the Amended and Restated 1995
                Stock Plan
10.3C*          Form of Director Option Agreement under the Amended and Restated
                1995 Stock Plan
10.4A*          1999 Employee Stock Purchase Plan
10.4B*          Form of Subscription Agreement under the 1999 Employee Stock
                Purchase Plan
23.1            Consent of counsel (contained in Exhibit 5.1).
23.2            Independent Auditors' Consent.
24.1            Power of Attorney (see page II-3).
-------------
* Incorporated by reference to the exhibit bearing the same number filed with NetIQ's Registration Statement on Form S-1, as amended (No. 333-79373), which the SEC declared effective on July 29, 1999.

Item 9.   Undertakings.

     A.   NetIQ hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. NetIQ hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NetIQ's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NetIQ pursuant to law, NetIQ's Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, NetIQ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NetIQ of expenses incurred or paid by a director, officer or controlling person of NetIQ in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, NetIQ will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 8th day of October, 1999.

                                    NETIQ CORPORATION

                                    By:  /s/ Ching-Fa Hwang
                                         --------------------------------------
                                         Ching-Fa Hwang
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ching-Fa Hwang and James A. Barth, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                   Title                               Date
---------------------------------  ---------------------------------------------     -------------------
/s/   Ching-Fa Hwang               President and Chief Executive Officer and         October 8, 1999
---------------------------------  Director (Principal Executive Officer)
   (Ching-Fa Hwang)

/s/  James A. Barth                Vice President, Finance, Chief Financial          October 8, 1999
---------------------------------  Officer and Secretary (Principal Financial and
   (James A. Barth)                Accounting Officer)

/s/  Her-Daw Che                   Director and Vice President, Engineering          October 8, 1999
---------------------------------
   (Her-Daw Che)

/s/  Herbert Chang                 Director                                          October 8, 1999
---------------------------------
   (Herbert Chang)

/s/  Louis C. Cole                 Director                                          October 8, 1999
---------------------------------
   (Louis C. Cole)

/s/  Alan W. Kaufman               Director                                          October 8, 1999
---------------------------------
   (Alan W. Kaufman)

/s/  Ying-Hon Wong                 Director                                          October 8, 1999
---------------------------------
   (Ying-Hon Wong)

                               INDEX TO EXHIBITS


  Exhibit                                                                                 Sequentially
   Number                               Description                                       Numbered Page
------------    --------------------------------------------------------------          ------------------
5.1             Opinion of counsel as to legality of securities being
                registered.
10.3A*          Amended and Restated 1995 Stock Plan
10.3B*          Form of Option Agreement under the Amended and Restated 1995
                Stock Plan
10.3C*          Form of Director Option Agreement under the Amended and Restated
                1995 Stock Plan
10.4A*          1999 Employee Stock Purchase Plan
10.4B*          Form of Subscription Agreement under the 1999 Employee Stock
                Purchase Plan
23.1            Consent of counsel (contained in Exhibit 5.1).
23.2            Independent Auditors' Consent.
24.1            Power of Attorney (see page II-3).
----------------

* Incorporated by reference to the exhibit bearing the same number filed with NetIQ's Registration Statement on Form S-1, as amended (No. 333-79373), which the SEC declared effective on July 29, 1999.